Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Colleen Rodriguez
Adobe Systems Incorporated
408-536-6803
corodrig@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Q3 FY2014 Financial Results
Creative Cloud and Adobe Marketing Cloud Adoption Accelerates
SAN JOSE, Calif. - Sept. 16, 2014 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter of fiscal year 2014 ended Aug. 29, 2014.
Third Quarter Financial Highlights

•	Adobe achieved revenue of $1.005 billion, within its targeted range of $975 million to $1.025 billion.

•	Adobe exited Q3 with 2 million 810 thousand paid Creative Cloud subscriptions, an increase of 502 thousand when compared to the number of subscriptions as of the end of Q2 fiscal year 2014.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $1.40 billion, and total Digital Media ARR grew to $1.62 billion.

•	Adobe Marketing Cloud quarterly revenue was $290 million with strong bookings growth.

•	Diluted earnings per share were $0.09 on a GAAP-basis, and $0.28 on a non-GAAP basis.

•	Cash flow from operations was $269 million and deferred revenue grew to a record $997 million.

•	63 percent of Adobe’s Q3 revenue was from recurring sources.

•	The company repurchased approximately 1.9 million shares during the quarter, returning approximately $133 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adoption of Creative Cloud and Adobe Marketing Cloud continues to accelerate,” said Shantanu Narayen, president and chief executive officer, Adobe. “We are the leader in both of these high-growth categories and have a rapidly growing pipeline, setting us up for a strong finish to the year in Q4.”
“In Q3, 63 percent of our revenue was recurring, demonstrating the continued success of our business model transformation,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “In addition to momentum with Creative Cloud adoption, our team drove strong bookings growth with Adobe Marketing Cloud.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2014 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the strength of our cloud business and growth of our revenue, recurring revenue and bookings, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2013 ended Nov. 29, 2013 and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2014.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Aug. 29, 2014, which Adobe expects to file in Sept. 2014.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2014 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2014	August 30, 2013	August 29, 2014	August 30, 2013
Revenue:
Products	$349,151	$582,178	$1,299,852	$1,902,866
Subscription	547,373	299,346	1,447,630	778,133
Services and support	108,885	113,595	326,255	332,542
Total revenue	1,005,409	995,119	3,073,737	3,013,541

Cost of revenue:
Products	23,172	32,564	75,169	111,351
Subscription	86,670	71,656	247,549	200,763
Services and support	47,882	42,856	138,419	126,927
Total cost of revenue	157,724	147,076	461,137	439,041

Gross profit	847,685	848,043	2,612,600	2,574,500

Operating expenses:
Research and development	212,049	208,700	630,666	621,435
Sales and marketing	406,475	388,673	1,243,446	1,188,914
General and administrative	141,676	128,043	409,798	381,766
Restructuring and other charges	201	(791)	498	24,203
Amortization of purchased intangibles	13,108	13,064	40,012	38,295
Total operating expenses	773,509	737,689	2,324,420	2,254,613

Operating income	74,176	110,354	288,180	319,887

Non-operating income (expense):
Interest and other income (expense), net	1,454	1,732	7,162	4,246
Interest expense	(13,361)	(16,747)	(47,054)	(50,786)
Investment gains (losses), net	669	(2,079)	813	(5,476)
Total non-operating income (expense), net	(11,238)	(17,094)	(39,079)	(52,016)
Income before income taxes	62,938	93,260	249,101	267,871
Provision for income taxes	18,252	10,258	68,842	43,206
Net income	$44,686	$83,002	$180,259	$224,665
Basic net income per share	$0.09	$0.16	$0.36	$0.45
Shares used to compute basic net income per share	498,468	504,116	497,782	502,039
Diluted net income per share	$0.09	$0.16	$0.35	$0.44
Shares used to compute diluted net income per share	507,811	514,058	508,575	513,155

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	August 29, 2014	November 29, 2013
ASSETS

Current assets:
Cash and cash equivalents	$903,329	$834,556
Short-term investments	2,616,868	2,339,196
Trade receivables, net of allowances for doubtful accounts of $7,879 and $10,228, respectively	528,331	599,820
Deferred income taxes	79,713	102,247
Prepaid expenses and other current assets	151,227	170,110
Total current assets	4,279,468	4,045,929

Property and equipment, net	785,856	659,774
Goodwill	4,746,781	4,771,981
Purchased and other intangibles, net	490,839	605,254
Investment in lease receivable	80,439	207,239
Other assets	110,297	90,121
Total assets	$10,493,680	$10,380,298

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$53,791	$62,096
Accrued expenses	630,679	656,939
Debt and capital lease obligations	606,426	14,676
Accrued restructuring	2,351	6,171
Income taxes payable	4,438	10,222
Deferred revenue	947,563	775,544
Total current liabilities	2,245,248	1,525,648

Long-term liabilities:
Debt and capital lease obligations	901,830	1,499,297
Deferred revenue	48,975	53,268
Accrued restructuring	5,776	7,717
Income taxes payable	141,473	132,545
Deferred income taxes	344,715	375,634
Other liabilities	74,403	61,555
Total liabilities	3,762,420	3,655,664

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,675,629	3,392,696
Retained earnings	6,850,790	6,928,964
Accumulated other comprehensive income	20,067	46,103
Treasury stock, at cost (102,235 and 104,573 shares, respectively), net of reissuances	(3,815,287)	(3,643,190)
Total stockholders' equity	6,731,260	6,724,634
Total liabilities and stockholders' equity	$10,493,680	$10,380,298

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	August 29, 2014	August 30, 2013
Cash flows from operating activities:
Net income	$44,686	$83,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	80,154	82,175
Stock-based compensation expense	82,986	76,094
Unrealized investment (gains) losses, net	(576)	2,825
Changes in deferred revenue	67,934	35,885
Changes in other operating assets and liabilities	(6,664)	(64,456)
Net cash provided by operating activities	268,520	215,525

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(110,346)	262,478
Purchases of property and equipment	(54,966)	(46,798)
Purchases and sales of long-term investments, intangibles and other assets, net	(5,082)	(4,896)
Acquisitions, net of cash	—	(608,019)
Net cash used for investing activities	(170,394)	(397,235)

Cash flows from financing activities:
Purchases of treasury stock	(125,000)	(400,000)
Proceeds from reissuance of treasury stock, net	91,500	162,663
Repayment of debt and capital lease obligations	(3,372)	(10,034)
Excess tax benefits from stock-based compensation	27,078	—
Net cash used for financing activities	(9,794)	(247,371)
Effect of exchange rate changes on cash and cash equivalents	(2,027)	1,756
Net increase (decrease) in cash and cash equivalents	86,305	(427,325)
Cash and cash equivalents at beginning of period	817,020	1,246,410
Cash and cash equivalents at end of period	$903,325	$819,085

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 29, 2014	August 30, 2013	May 30, 2014
Operating income:

GAAP operating income	$74,176	$110,354	$135,258
Stock-based and deferred compensation expense	83,682	81,111	83,600
Restructuring and other charges	201	(791)	(366)
Amortization of purchased intangibles	31,780	32,315	31,835
Non-GAAP operating income	$189,839	$222,989	$250,327

Net income:

GAAP net income	$44,686	$83,002	$88,527
Stock-based and deferred compensation expense	83,682	81,111	83,600
Restructuring and other charges	201	(791)	(366)
Amortization of purchased intangibles	31,780	32,315	31,835
Investment (gains) losses	(669)	2,079	(553)
Income tax adjustments	(19,114)	(33,336)	(16,771)
Non-GAAP net income	$140,566	$164,380	$186,272

Diluted net income per share:

GAAP diluted net income per share	$0.09	$0.16	$0.17
Stock-based and deferred compensation expense	0.16	0.16	0.16
Amortization of purchased intangibles	0.06	0.06	0.06
Income tax adjustments	(0.03)	(0.06)	(0.02)
Non-GAAP diluted net income per share	$0.28	$0.32	$0.37

Shares used in computing diluted net income per share	507,811	514,058	506,687

Non-GAAP Results (continued)

Three Months Ended
August 29, 2014
Effective income tax rate:

GAAP effective income tax rate	29.0%
Stock-based and deferred compensation expense	(4.5)
Amortization of purchased intangibles	(1.7)
Income tax adjustments	(1.8)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.